InterDigital Communications Corporation
                               Amended & Restated
                            Articles of Incorporation


         In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended, the Articles of Incorporation of INTERDIGITAL COMMUNICATIONS CORPORATION are hereby amended and restated in their entirety to read as follows:


First. The name of the Corporation is InterDigital Communications Corporation.

Second. The location and post office address of its registered office is 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

Third. The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the purpose or purposes of engaging in or doing any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, including but not limited to manufacturing, owning, using, leasing and dealing in personal property of every class and description, and acquiring, owning, using and disposing of real property of any nature whatsoever.

Fourth. The term for which the Corporation is to exist is perpetual.

Fifth. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is

(i) 75,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and

(ii) 14,398,600 shares of Preferred Stock, $0.10 par value per share ("Preferred Stock").

         The voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights (the "Rights and Preferences") of the shares of the respective classes of stock of the Corporation are and will be determined as follows:

                  A. Preferred Stock

                  The Board of Directors of the Corporation shall have full and complete authority, by resolution from time to time, to establish one or more series and to issue shares of Preferred Stock and to fix, determine and vary the Rights and Preferences of each series of Preferred Stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions.

                  B. $2.50 Cumulative Convertible Preferred Stock

                  The series of Preferred Stock, $.10 par value per share, of the Corporation known as the $2.50 Cumulative Convertible Preferred Stock shall have the following Rights and Preferences:

                  Section 1. Designation and Amount. The shares of such series shall be designated as $2.50 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), and the number of shares constituting such series shall be 105,212. Such number of shares may not be increased, but may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Convertible Preferred Stock to a number less than that of the shares then outstanding.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking senior to the shares of Convertible Preferred Stock with respect to dividends, the holders of shares of Convertible Preferred Stock, in preference (to the extent provided in Section 4) to the holders of any and all other classes of stock, whether common or preferred, including the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, semiannual dividends payable in cash, Common Stock or a combination of cash and Common Stock, at the Corporation's election in its sole discretion (subject to the terms of Section 12), as hereinafter provided. Dividends on each share of Convertible Preferred Stock shall begin to accrue and be cumulative from the first date of issuance of any such share and shall accumulate and be payable on the first calendar day of June and December in each year, commencing December 1, 1987, or, if such day is not a business day of the Corporation, the next succeeding business day of the Corporation (each such date being referred to herein as a "Dividend Payment Date"), at an annual rate of $2.50 per share of Convertible Preferred Stock, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The amount of dividends payable per share for each full dividend period shall be computed by dividing by two the $2.50 annual rate (rounding such amount to the nearest cent). If less than six months shall have elapsed from the first date of issuance of Convertible Preferred Stock to the first Dividend Payment Date after such issuance, the dividends payable on such Dividend Payment Date shall be the amount payable on each subsequent Dividend Payment Date multiplied by a fraction, the numerator of which is the number of days from the first date of issuance of the Convertible Preferred Stock to such first Dividend Payment Date and the denominator of which is 180. If the Corporation elects to pay all or any portion of a dividend in Common Stock, the number of shares of Common Stock to be issued by the Company in payment of such dividend or portion thereof shall be the dollar amount of the dividend or portion thereof not paid in cash divided by the per share Computed Price (as defined below) of the Common Stock. Accumulated but unpaid dividends shall not bear interest. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

                  (B) Notwithstanding the provisions of Section 2(A) above, a dividend on Convertible Preferred Stock will be payable only in cash in the following circumstances: (i) to the extent the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividend to be paid in Common Stock; (ii) to the extent the issuance or delivery of shares of Common Stock in payment of a dividend on Convertible Preferred Stock would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained; (iii) the Computed Price (as defined below) is less than the then par value of the Common Stock; (iv) to the extent the shares of Common Stock to be issued in payment of a dividend on the Convertible Preferred Stock have not been authorized for listing, upon official notice of issuance, on any United States national or regional securities exchange on which such Common Stock is then listed; or (v) the Common Stock is no longer traded in the over-the-counter market and is not listed on a United States national or regional securities exchange.

                  (C) As used herein, the "Computed Price" of a share of Common Stock shall mean the price equal to the following applicable percentage of the arithmetic average of the Closing Sale Price (as defined below) of the Common Stock for the 10 consecutive trading days ending on the fifth trading day prior to the applicable Dividend Payment Date: 100%, if the Amount of the Shares (as defined below) is less than or equal to one-half the Average Dollar Volume Amount (as defined below); 95%, if the Amount of the Shares is greater than one-half but less than or equal to one times the Average Dollar Volume Amount; 90%, if the Amount of the Shares is greater than one times but less than or equal to two times the Average Dollar Volume Amount; 85%, if the Amount of the Shares is greater than two times but less than or equal to four times the Average Dollar Volume Amount; 80%, if the Amount of the Shares is greater than four times but less than or equal to six times the Average Dollar Volume Amount; or 75%, if the Amount of the Shares is greater than six times the Average Dollar Volume Amount.

                  For purposes of this Section 2(C), the "Closing Sale Price" of the Common Stock on a given day means the closing sale price of (or, if such price is not reported, the closing bid price for) the Common Stock on such day, as reported in the composite transactions for this principal United States securities exchange on which the Common Stock is traded, or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Quotation Bureau Incorporated (or if the Common Stock is not so listed and such closing sale and closing bid price are not reported by NASDAQ or the National Quotation Bureau Incorporated, then such price shall be determined by the Board of Directors in good faith, such determination to be conclusive); the "Amount of the Shares" means the sum of (a) the dollar amount of dividends to be paid in shares of Common Stock on the Convertible Preferred Stock on the applicable Dividend Payment Date plus (b) the dollar amount of dividends and interest paid in shares of Common Stock during the 60 consecutive calendar days preceding such Dividend Payment Date (the "Period") on any other securities issued or guaranteed by the Corporation or any of its subsidiaries plus (c) the dollar amount of redemptions in respect of any securities issued or guaranteed by the Corporation or any of its subsidiaries paid or satisfied in Common Stock during the Period plus
         (d) the dollar amount of Common Stock issued during the Period upon any Forced Conversion (as defined below) or any convertible debt or equity securities (excluding employee stock options) of the Corporation or any of its subsidiaries; the "Average Dollar Volume Amount" means one-half of the sum of the products obtained by multiplying (i) the daily volume of Common Stock traded for each of the twenty consecutive trading days ending on the fifth trading day prior to the Dividend Payment Date by
         (ii) the Closing Sale Price of the Common Stock on the corresponding particular trading day; and "Forced Conversion" means conversions (a) within the period following a notice of redemption and prior to the redemption date to which such notice relates, excepting redemptions of the Corporation's Preferred Stock, First Series, (b) within a 90-day period following a voluntary reduction in the conversion price below the market price of the Common Stock or (c) pursuant to a provision which sets the conversion price for a specified period (the "conversion period") as a percentage (of less than 100%) of the market price of the Common Stock during the conversion period or during a period beginning not more than 90 days prior to the first day of such conversion period.

                  (D) No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be arrears. In the event that two consecutive semi-annual dividends payable on the Convertible Preferred Stock are in arrears and the full amount of accumulated dividends due under Section 2(A) above is not (i) paid or (ii) declared and funds or shares of Common Stock (to the extent permissible hereunder) sufficient to pay the full amount of accumulated dividends due under Section 2(A) above set aside for payment of dividends, within 15 business days after the Dividend Payment Date of the second consecutive dividend in arrears (any such occurrence being referred to herein as a "Dividend Default"), the holder of each share of Convertible Preferred Stock may, on the two business days following the applicable Penalty Conversion Date (defined as the thirtieth calendar day after such second consecutive Dividend Payment Date), at the option of such holder, in lieu of all dividends which have accrued but remain unpaid (whether or not declared), and notwithstanding that such Dividend Default may have been cured subsequent to such period of 15 business days, convert such share of Convertible Preferred Stock into the number of shares of Common Stock determined as set forth below (a "Penalty Conversion Right"). The number of shares of Common Stock into which each share of Convertible Preferred Stock shall be so convertible upon a Dividend Default and the exercise of the resulting Penalty Conversion Right shall be a fraction, rounded to the nearest one hundredth, the numerator of which is $25.00 plus an amount per share equal to all accrued and unpaid dividends thereon to the applicable Penalty Conversion Date, whether or not declared, and the denominator of which is seventy-five percent (75%) of the lowest Closing Sale Price (as previously defined) of the Common Stock during the period beginning on the second consecutive Dividend Payment Date immediately preceding the Penalty Conversion Date and ending five trading days prior to the Penalty Conversion Date (such denominator being referred to herein as the "Penalty Conversion Price"). Upon the occurrence of a Dividend Default, the Corporation shall promptly mail to each holder of shares of Convertible Preferred Stock at such holder's last address as the same appears on the books of the Corporation a notice (a) stating that a Dividend Default has occurred, (b) setting forth the terms of the Penalty Conversion Right and (c) setting forth the time, place and manner of exercise of such Penalty Conversion Right.

                  (E) If (i) a Dividend Default shall have occurred, (ii) a Penalty Conversion Right with respect to any of the outstanding shares of Convertible Preferred Stock shall be exercisable in accordance with the terms of Sections 2(D) and (iii) any of the following circumstances shall then exist (any such concurrent occurrence of each of (i), (ii) and (iii) being referred to herein as a "Penalty Conversion Right Extension"):

                  (a) the number of shares of Common Stock at the time authorized, unissued and unreserved for all other purposes or held in the Corporation's treasury is insufficient to satisfy the Corporation's obligations with respect to the conversion of Convertible Preferred Stock pursuant to any such Penalty Conversion Right; (b) the issuance or delivery of shares of Common Stock in satisfaction of any such Penalty Conversion Right would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;
                  (c) the Penalty Conversion Price is less than the then par value of the Common Stock; (d) the shares of Common Stock to be issued in payment of a dividend on the Convertible Preferred Stock have not been authorized for listing upon official notice of issuance, on any United States national or regional securities exchange on which such Common Stock is then listed; or (e) the Common Stock is no longer traded in the over-the-counter market and is not listed on a United States national or regional securities exchange (any of such circumstances (a) through (e) being referred to herein as a "Penalty Conversion Right Extending Event"), then the Penalty Conversion Right with respect to the Convertible Preferred Stock shall not terminate at the end of the two business days following the Penalty Conversion Date, but shall remain exercisable at any time until and including the Extended Penalty Conversion Date (defined as the thirtieth calendar day after the day on which no Penalty Conversion Right Extending Event shall continue to exist) in the manner set forth in Section 2(F) (an "Extended Penalty Conversion Right"). The number of shares of Common Stock into which each share of Convertible Preferred Stock shall be convertible upon the exercise of an Extended Penalty Conversion Right shall be a fraction, rounded to the nearest one-hundredth, the numerator of which is $25.00 plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared, to the date of the exercise of such Extended Penalty Conversion Right, and the denominator of which is seventy-five percent (75%) of the lowest Closing Sales Price (as defined above) of the Common Stock during the period beginning on the second consecutive Dividend Payment Date with respect to which the Dividend Default giving rise to such Extended Penalty Conversion Right originally occurred and ending five trading days prior to the Extended Penalty Conversion Date (such denominator being referred to herein as the "Extended Penalty Conversion Price").

                  In the event that a Dividend Default shall have occurred and any Penalty Conversion Price Extending Event shall be in existence, the Corporation shall promptly mail to each holder of shares of Convertible Preferred Stock, at such holder's last address as the same appears on the books of the Corporation, a notice of the existence of such Dividend Default and Penalty Conversion Right Extending Event, which notice shall describe the terms upon which an Extended Penalty Conversion Right may arise and be exercised. Upon the cessation of all Penalty Conversion Right Extending Events, the Corporation shall notify each holder in a similar manner of the date upon which the Penalty Conversion Right or the Extended Penalty Conversion Right, as the case may be, shall terminate. Such notice shall set forth the terms and manner of exercise of such Right.

                  (F) A holder of shares of Convertible Preferred Stock may surrender for conversion pursuant to a then exercisable Penalty Conversion Right or Extended Penalty Conversion Right (either of which is referred to hereinafter in this Section 2 as a "Conversion Right") all or any portion of such shares. Holders of Convertible Preferred Stock desiring to exercise a Conversion Right shall so elect by presenting to the Corporation at its principal place of business, within the period permitted to exercise such Conversion Right, their stock certificates representing the shares of Convertible Preferred Stock to be so converted pursuant to such conversion right, with the Notice of Election to Convert printed on the reverse side of such certificates appropriately completed, together with appropriate endorsements and transfer documents sufficient to transfer the Convertible Preferred Stock being converted to the Corporation free of any adverse interest, and by paying, at that time, any transfer or similar tax if required pursuant to Section 2(G). A Conversion Right in respect of shares of Convertible Preferred Stock for which certificates are not presented in accordance with the terms of this Section 2(F) within such applicable period of time or in respect of which the election to exercise the Conversion Right is not made in accordance with the terms of this Section 2(F) shall cease to be exercisable, provided, that such a termination of a Conversion Right shall not prejudice any new Conversion Right that may subsequently arise in accordance with the terms of Section 2(D) or 2(E). A conversion pursuant to a Conversion Right shall be deemed to have been made at the close of business on the day on which the converting holder presents to the Corporation the certificates for shares of Convertible Preferred Stock to be converted (assuming that such holder has satisfied all of the requirements set forth in this Section 2(F)), and the rights of such holder with respect to any such converted share shall cease at such time. The person in whose name the Common Stock certificate is registered shall be treated as a shareholder of record on and after the day of conversion. On such day, or as soon thereafter as is practicable, the Corporation shall deliver to the converting holder a stock certificate for the number of shares of Common Stock issuable upon the conversion and a stock certificate representing the number of shares of Convertible Preferred Stock equal to any unconverted portion of the stock certificate surrendered by the holder to the Corporation pursuant to this Section 2(F). Except as set forth in Section 2(D) or 2(E) with respect to the computation of the number of shares of Common Stock issuable upon exercise of a Conversion Right, no payment or adjustment will be made for accrued dividends on any share of Convertible Preferred Stock converted pursuant to a Conversion Right or for dividends on any Common Stock issued pursuant to the exercise of a Conversion Right. All accrued and unpaid dividends on such share shall cease to be payable following conversion of a share of Convertible Preferred Stock.

                  Any Conversion Right then exercisable in respect of any shares of Convertible Preferred Stock called for redemption shall terminate at the close of business on the business day prior to the date fixed for redemption, provided that no default by the Corporation in the payment of the application redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing.

                  (G) If a holder of a share of Convertible Preferred Stock converts such share pursuant to a Conversion Right, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, such holder shall pay any such tax that is due because the shares are issued in a name other than that such converting holder's name, and the Corporation shall not be required to issue or deliver certificates representing such shares of Common Stock unless or until the party or parties requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (H) The Corporation covenants that it will, after a Dividend Default and prior to any Penalty Conversion Date, use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon conversion of shares of Convertible Preferred Stock pursuant to Conversion Rights, such number of shares of Common Stock as it then reasonably estimates shall be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock that may be converted pursuant to Conversion Rights that may be excisable following the next Penalty Conversion Date. The Corporation convenants that all shares of Common Stock that shall be issuable upon the exercise of Conversion Rights shall be, when issued, duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. For purposes of this Section 2(H), the number of shares of Common Stock that shall be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all outstanding shares of Convertible Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of Convertible Preferred Stock pursuant to exercise of any Conversion Rights is authorized in all respects.

                  (I) In any case if any (i) consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger in which the Corporation is the surviving entity), (ii) sale or conveyance of all or substantially all of the assets of the Corporation, (iii) reclassification or change of the Corporation's Common Stock issuable upon conversion of shares of Convertible Preferred Stock pursuant to a Conversion Right (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any division of the Corporation's Common Stock into two or more classes or series), (iv) consolidation or merger of another entity into the Corporation in which the Corporation is the surviving entity and in which there is a reclassification or change of the Corporation's Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any division of the Corporation's Common Stock into two or more classes or series), or
         (v) Statutory exchange of securities with another entity (including any exchange effected in connection with a merger of a third enitity into the Corporation), in each case while any shares of Convertible Preferred Stock remain outstanding, there shall be no adjustment of the Penalty Conversion Price or the Extended Penalty Conversion Price but the holders of outstanding shares of Convertible Preferred Stock shall have the right thereafter to convert such shares of Convertible Preferred Stock pursuant to an exercise of any Conversion Right pursuant to the terms of Section 2(D) or 2(E), as the case may be, solely into the kind and amount of shares of stock or other securities, cash or other property, or any combination thereof, receivable upon such reclassification, change, statutory exchange, consolidation, merger, sale or conveyance, as if such shares of Convertible Preferred Stock had been converted into shares of Common Stock immediately prior to the effective date of such reclassification, change, statutory exchange, consolidation, merger, sale or conveyance (assuming that the holders of such shares of Convertible Preferred Stock, as holders of Common Stock prior to the transaction, would not have exercised any rights of election as holders of Common Stock as to the kind or amount of stock or other securities, cash or other property receivable upon such reclassification, statutory exchange, consolidation, merger, sale or conveyance; provided, that if the kind or amount of stock or other securities, cash or other property receivable upon such reclassification, change, statutory exchange, consolidation, merger, sale, or conveyance is not the same for each non-electing share of Common Stock, then the kind and amount of stock or other securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares).

                  (J) An adjustment made pursuant to Section 2(I) shall become effective immediately after the effective date in respect of the transaction giving rise to such adjustment. If, as a result of an adjustment made pursuant to Section 2 (I), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine for accounting purposes the allocation of the Penalty Conversion Price or Extended Penalty Conversion Price, as the case may be, between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (K) If (i) any transaction described in Section 2(I) shall have occurred such that shares of Convertible Preferred Stock shall then be convertible, in whole or in part, into a security or securities other than the Common Stock of the Corporation (any such security being referred to in this Section 2(K) as an "Other Security"), (ii) a Dividend Default shall have occurred, (iii) a Penalty Conversion Right with respect to any of the outstanding shares of Convertible Preferred Stock shall be exercisable in accordance with the terms of Section 2(D), and (iv) any of the following circumstances shall then exist:

                           (a) the number of units of an Other Security at the
                  time authorized, unissued and unreserved for all purposes or held in the treasury of the Corporation or its successors, as the case may be, is in sufficient to satisfy the Corporation's or such successor' s obligations with respect to the conversion of Convertible Preferred Stock pursuant to any such Penalty Conversion Right; (b) the issuance or delivery of an Other Security in satisfaction of any such Penalty Conversion Right would require registration with or approval of any governmental authority under law or regulation, and such registration or approval has not been effected or obtained;
                  (c) the Other Security to be issued in payment of a dividend on the Convertible Preferred Stock has not been authorized for listing, upon official notice of issuance, on any United States national or regional securities exchange on which such Common Stock is then listed; or (d) the Other Security is not traded in the over-the-counter market and is not listed on a United States national or regional securities exchange, then the Penalty Conversion Right with respect to the Convertible Preferred Stock shall not terminate at the end of two business days following the Penalty Conversion Date but shall remain exercisable, in the manner set forth in Section 2(F), at any time until and including the thirtieth calendar day after the day on which none of the circumstances set forth in (a) or (b) above shall continue to exist.

                  In the event that a Dividend Default shall have occured and any of the circumstances set forth in (a) or (b) above shall be in existence, the Corporation shall promptly mail to each holder of shares of Convertible Preferred Stock, at such holder's last address as the same appears on the books of the Corporation, a notice of the existence of such Dividend Default and such circumstance set forth in (a) or (b) above, which notice shall describe the terms upon which an extended Penalty Conversion Right may arise and be exercised pursuant to this
         Section 2(K). Upon the cessation of all circumstances giving rise to such extended Penalty Conversion Right, the Corporation shall notify each holder in similar manner of the date upon which the Penalty Conversion Right or the Extended Penalty Conversion Right, as the case may be, shall terminate. Such notice shall set forth the terms and manner of exercise of such Right.

                  (L) The Corporation may, in its sole discretion, make any appropriate upward adjustment in the number of shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock pursuant to the exercise of a Conversion Right as the Corporation considers to be advisable in order that any event treated for Federal income tax purposes as a distribution of stock or stock rights with respect to the Common Stock will not be taxable to the holders of Common Stock.

                  (M) Whenever the Penalty Conversion Right of the Convertible Preferred Stock is adjusted as provided in Section 2(I) or 2(L), a notice stating that the Penalty Conversion Right has been adjusted, setting forth the terms of the Penalty Conversion Right as adjusted, and containing a brief statement of the facts giving rise to such adjustment and the manner of computing the same (which certificate shall be conclusive evidence of the correctness of such adjustment), shall forthwith be mailed by the Corporation or its successor, as the case may be, to each holder of shares of Convertible Preferred Stock at such holder's last address as the same appears on the books of the Corporation.

                  In the event that any time as a result of an adjustment made pursuant to Section 2(I), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Penalty of Conversion Right with respect to such other shares so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to readjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

         In any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of shares of Convertible Preferred Stock pursuant to exercise of a Conversion Right.

                  The above provisions shall similarly apply to successive consolidations, mergers, reclassifications, changes, statutory exchanges, sales or conveyances.

                  (N) In the event that: (i) the Corporation shall take any action which would require an adjustment in the Penalty Conversion Right of the Convertible Preferred Stock pursuant to the terms of this
         Section 2; (ii) there shall be any capital reorganization, or reclassification or change of the Common Stock (other than a change in the par value of the Common Stock, or from par value to no par value or as a result of a subdivision or combination of the outstanding Common Stock, but including any division of the Corporation's Common Stock into two or more classes or series), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or conveyance of all or substantially all of the assets of the Corporation; or (iii) there shall be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation; then the Corporation shall cause to be mailed to each holder of shares of Convertible Preferred Stock at such holder's last address as the same appears on the books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating the data on which such reorganization, reclassification, change, statutory exchange, consolidation, merger, sale, conveyance, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for stock or other securities, cash or other property deliverable upon such reorganization, reclassification, change statutory exchange, consolidation, merger, sale, conveyance, liquidation, dissolution or winding up. Failure to give such notice, or any defect therein, shall not, however, affect the legality or validity of any action described in clauses (i), (ii) or (iii) of this Section 2(N).

                  Section 3. Voting Rights. Expect as otherwise expressly provided herein or as specifically required by law, the holders of shares of Convertible Preferred Stock shall have no voting rights.

                  (A) So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of all outstanding shares of Convertible Preferred Stock, voting as a class, (i) amend, alter or repeal any provisions of the Corporation's Articles of Incorporation, as amended, or By-laws which would materially adversely affect the Rights and Preferences of the Convertible Preferred Stock, provided that an amendment that would authorize or create or increase the amount of any stock ranking junior to the Convertible Preferred Stock as to dividend and liquidation rights will be deemed not to adversely affect such Rights and Preferences, or (ii) authorize or create, or increase the authorized amount of, any capital stock of the Corporation of any class, or any security convertible into such capital stock, ranking prior to or on a parity with the Convertible Preferred Stock as to either dividend or liquidation rights. Notwithstanding the foregoing, if the voting rights set forth in this Section 3(A) are exercisable as to a particular matter by more than one series of the Corporation's preferred stock, the affirmative vote on such matter will be of the holders of at least a majority of the shares of all such series voting as a single class without regard to series, and the separate voting rights of the holders of Convertible Preferred Stock as set forth in this Section 3(A) shall not apply.

                  (B) (i) Whenever and as often as two or more consecutive semi-annual dividends payable on the Convertible Preferred Stock shall be past due (a "Default"), the holders of the Convertible Preferred Stock, voting as a class, shall have the exclusive right, as set forth below, to vote for and to elect one director of the Corporation. The right of the holders of the Convertible Preferred Stock to elect such director, however, shall cease when all arrearage in the payment of dividends on the Convertible Preferred Stock shall have been cured (either through payment or through being declared and set aside for payment) or no such Convertible Preferred Stock is outstanding, whichever first occurs.

                      (ii) If, at any time, a Default shall occur, then (i) the number of directors of the Corporation shall be increased by one, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of Convertible Preferred Stock, voting as a single class, shall be entitled to elect one director to fill the vacancy caused by so increasing the number of directors (the class or classes of directors to which such director is to be assigned to be determined by the board of Directors). The right of the holders of the Convertible Preferred Stock so to elect such director may be exercised at any time before all arrearage in the payment of dividends on the Convertible Preferred Stock are cured, as set forth in (i) above. Effective as of such cure, (i) the holders of the Convertible Preferred Stock shall no longer have the right so to elect any directors, subject to revesting in the event of each and every subsequent Default,
         (ii) the term of office of the director then in office elected by such holders voting as a class shall forthwith terminate and (iii) the number of directors of the Corporation shall be reduced by one, effective as of the date of such termination.

                  The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of a director may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of shareholders held for such purpose. If a Default shall occur more than ninety (90) days preceding the date established for the next annual meeting of shareholders, the Corporation shall, within twenty (20) days after delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least an aggregate of twenty-five percent (25%) of the outstanding shares of Convertible Preferred Stock, call a special meeting of the holders of the Convertible Preferred Stock to be held within sixty (60) days after the delivery of such request, for the purpose of electing an additional director to serve until the next annual meeting of shareholders of the Corporation and until such director's successor shall have been elected and qualified or until such director's earlier death or resignation, or until such earlier date as provided herein, whichever occurs first. Notice of such meeting shall be mailed to each holder of Convertible Preferred Stock as provided by Pennsylvania law and the Corporation's By-laws.

                  The Board of Directors may fix a record date for the determination of holders of Convertible Preferred Stock entitled to vote for the election of a director pursuant to the terms of this
         Section 3 at an annual or special meeting of shareholders, as the case may be, which record date shall not be more than fifty (50) days prior to the date of the meeting.

                  The holders of at least a majority of the outstanding shares of Convertible Preferred Stock voting as a class shall have the right to remove without cause at any time and replace any director such holders have elected pursuant to this Section 3. If the office of any director elected by the holders of the Convertible Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the vacancy may be filled by vote of the holders of the Convertible Preferred Stock in the manner provided above.

                  (C) On any matter as to which the holders of Convertible Preferred Stock shall be entitled to vote as provided above, they shall be entitled to one vote per share. The holders of Convertible Preferred Stock shall not have the right of cumulative voting in any election of directors.

                  (D) The holders of Convertible Preferred Stock shall not be entitled to vote as provided above on any matter if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Convertible Preferred Stock have been redeemed, or have been called for redemption if sufficient funds have been deposited with a bank or trust company to effect such redemption as provided in Section 8.

                  (E) Nothing herein contained shall require a vote of the holders of shares of Convertible Preferred Stock in connection with (i) the authorization, designation, increase or issuance of any shares of any class or series of capital stock which ranks junior to the Convertible Preferred Stock as to dividend and liquidation rights, (ii) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation, or (iii) any merger or consolidation involving the Corporation or any reclassification of any stock ranking junior to the Convertible Preferred Stock as to dividend and liquidation rights.

                  Section 4.  Certain Restrictions.

                  (A) Whenever any semi-annual dividend payable on the Convertible Preferred Stock as provided in Section 2 is in arrears, thereafter and until (i) all accumulated and unpaid dividends, whether or not declared, on shares of Convertible Preferred Stock outstanding shall have been paid in full or (ii) all shares of Convertible Preferred Stock shall have been converted into Common Stock as provided in Section 2 or Section 9, the Corporation shall not

                  (i) declare or pay dividends or make any other distributions on any shares of stock ranking junior to the Convertible Preferred Stock as to dividends;

                  (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a party with the Convertible Preferred Stock as to dividends, except (a) dividends or other distributions paid ratably on the Convertible Preferred Stock and all such parity stock so that the amount of dividends or other distributions declared per share on each such series or class of stock bear to each other the same ratio that the accumulated but unpaid dividends per share on the shares of each such series or class of stock bear to each other, or (b) dividends or other distributions paid in Common Stock (or other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) on the Convertible Preferred Stock and such other stock of the Corporation as shall be entitled to receive dividends or distributions in Common Stock (or such other junior stock), such that all accumulated and unpaid dividends on all such stock shall be paid in full;

                  (iii) redeem or purchase or otherwise acquire for consideration (including pursuant to sinking fund requirements) shares of any stock ranking junior to the Convertible Preferred Stock as to dividends, except that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock by the conversion of such shares into, or the exchange of such shares for, shares of any stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon dissolution, liquidation or winding up;

                  (iv) redeem pursuant to a sinking fund or otherwise any stock for the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends, except (a) by means of a redemption pursuant to which all outstanding shares of Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only a pro-rata basis, or
                  (b) by conversion of such parity stock into, or exchange of such parity stock for, stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up; or

                  (v) purchase or otherwise acquire for any consideration any stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends, except (a) pursuant to an acquisition made in accordance with the terms of one or more offers to purchase all of the outstanding shares of Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such parity stock), which offers shall each have been accepted by the holders of at least 50% of the shares of each series or class of stock receiving such offer outstanding at the commencement of the first of such purchase offers, or (b) by conversion of such parity stock into, or exchange of such parity stock for, stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under
         Section 4(A), purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Convertible Preferred Stock redeemed or acquired by conversion or otherwise by the Corporation in any manner whatsoever shall have the status of authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding up. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, no distribution shall be made

                  (A) to the holders of shares of stock ranking junior to the Convertible Preferred Stock upon liquidation, dissolution or winding up unless, prior thereto, the holders of shares of Convertible Preferred Stock shall have received $25.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment, whether or not declared, or

                  (B) to the holders of stock ranking on a parity with the Convertible Preferred Stock upon liquidation, dissolution or winding up, except distributions made ratably on the Convertible Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  After payment in full of the liquidation preference of the Convertible Preferred Stock as aforesaid, the Convertible Preferred Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation. In the event of a liquidation preference payment amounting in the aggregate to less than $25.00 per share plus accrued dividends, the Corporation in its discretion may require the surrender of certificates of the Convertible Preferred Stock and issue a replacement certificate or certificates, or it may require the certificates evidencing the shares in respect of which such payments are to be made to be presented to the Corporation, or its agent, for notation thereon of amounts of the liquidation preference payments made in respect of such shares. In the event a certificate for Convertible Preferred Stock on which payment of one or more partial liquidation preference payments has been made is presented for exchange or transfer, the certificate issued upon such exchange or transfer shall bear an appropriate notation as to the aggregate amount of liquidation preference payments theretofore made in respect thereof.

                  Section 7. Consolidation, Merger and Sale of Assets.

                  (A) A consolidation or merger of the Corporation with or into another corporation, the merger of any other corporation into the Corporation, a voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the assets of the Corporation in consideration of the issuance of equity securities of another corporation or otherwise, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for any purpose in connection with or related to the Convertible Preferred Stock (unless in connection therewith the liquidation, dissolution or winding up of the Corporation is specifically approved).

                  (B) The Corporation shall not consolidate or merge with, or sell, transfer or lease all or substantially all of its assets to another corporation, person or entity unless the successor entity assumes in writing all of the obligations of the Corporation with respect to the Convertible Preferred Stock.

                  Section 8.  Optional Redemption.

                  (A) The Convertible Preferred Stock may not be redeemed by the Corporation prior to June 1, 1990 unless the Closing Sale Price (as defined in Section 2(C), hereof) of the Common Stock shall have equaled or exceeded 150% of the then effective Conversion Price (as defined in Section 9 hereof) for at least 20 trading days within a period of 30 consecutive trading days ending no more than five days prior to giving of notice of redemption. In such event prior to June 1, 1990, and in any event on and after June 1, 1990, the Corporation may, at its sole option and election, redeem the Convertible Preferred Stock, in whole or in part, out of funds legally available therefor, at any time and from time to time, during the following periods and at the following prices per share:

                  Period                             Redemption Price
                  ------                             ----------------
         June 1, 1987-May 31, 1988                   $27.50
         June 1, 1988-May 31, 1989                    27.25
         June 1, 1989-May 31, 1990                    27.00
         June 1, 1990-May 31, 1991                    26.75
         June 1, 1991-May 31, 1992                    26.50
         June 1, 1992-May 31, 1993                    26.25
         June 1, 1993-May 31, 1994                    26.00
         June 1, 1994-May 31, 1995                    25.75
         June 1, 1995-May 31, 1996                    25.50
         June 1, 1996-May 31, 1997                    25.25
         June 1, 1997 and thereafter                  25.00

in each case plus all dividends (whether or not declared) accrued and unpaid to the date of redemption.

         No sinking funding shall be established for the Convertible Preferred Stock.

                  (B) If less than all of the Convertible Preferred
         Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata or by substantially equivalent method.

                  (C) Notice of any redemption of the Convertible Preferred Stock shall be mailed, by means of first class mail, postage pre-paid, at least thirty (30), but not more than sixty (60), calendar days prior to the date fixed for redemption to each holder of Convertible Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Convertible Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Convertible Preferred Stock to be redeemed, which shall not be more than fifty (50) days prior to the date fixed for such redemption.

                  Each such notice shall specify (i) the redemption date, (ii) the redemption price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the redemption price, (iv) the shares of Convertible Preferred Stock to be redeemed and (v) the then effective Conversion Price (as defined below) and that the right of holders of shares of Convertible Preferred Stock being redeemed to convert such shares of Common Stock shall terminate at the close of business on the business day prior to the redemption date (provided that no default by the Corporation in the payment of the applicable redemption price shall have occurred and be continuing).

                  Any notice mailed as provided herein shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

                  The holder of any shares of Convertible Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the redemption price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificates representing such shares of Convertible Preferred

         Stock and (ii) appropriate endorsements and transfer documents sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the redemption price of any share of Convertible Preferred Stock after its redemption date.

                  (D) On the redemption date specified in the notice given pursuant to Section 8(C), the Corporation shall, and at any time after such notice shall have been mailed and before such redemption date the Corporation may, deposit for the pro rata benefit of the holders of the shares of Convertible Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $50,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the redemption price. In the event that monies are deposited pursuant to this Section 8(D) in respect of shares of Convertible Preferred Stock that are converted in accordance with the provisions of Section 2 or 9, such monies shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such monies and shall thereupon be relieved of all responsibility to the holders of such shares in respect thereof. Any interest accrued on funds so deposited pursuant to this Section 8(D) shall be paid from time to time to the Corporation for its own account.

                  (E) Upon deposit of funds pursuant to Section 8(D) in respect of shares of Convertible Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of Convertible Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor (including any accrued and unpaid dividends to the date fixed for redemption), without interest.

                  (F) Subject to Section 4 hereof, the Corporation shall have the right to purchase shares of Convertible Preferred Stock in the public market at such prices as may from time to time be available in the public market for such shares and shall have the right at any time to acquire any shares of Convertible Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Convertible Preferred Stock may be acquired for the Corporation from any shareholder pursuant to this paragraph without offering any other shareholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any shareholder pursuant to this paragraph shall be deemed to create any right on the part of any shareholder to sell any shares of Convertible Preferred Stock (or any other stock) to the Corporation.

                  (G) Notwithstanding the foregoing provisions of this Section 8, and subject to the provisions of Section 4 hereof, whenever any dividend payable on the Convertible Preferred Stock as provided in
         Section 2 is in arrears, thereafter and until (i) all accumulated and unpaid dividends and distributions, whether or not declared, on shares of Convertible Preferred Stock outstanding shall have been paid in full or (ii) all shares of Convertible Preferred Stock shall have been converted into Common Stock as provided in Section 2 or Section 9, the Corporation shall not (a) redeem any shares of Convertible Preferred Stock, except (1) by means of a redemption pursuant to which all outstanding shares of Convertible Preferred Stock are simultaneously redeemed or the outstanding shares of Convertible Preferred Stock are redeemed on a pro rata basis, or (2) by conversion of shares of Convertible Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution and winding up; or (b) purchase or otherwise acquire any shares of Convertible Preferred Stock, except (1) pursuant to a purchase or exchange offer made on the same terms to all holders of Convertible Preferred Stock, or (2) by conversion of shares of Convertible Preferred Stock into, or by an exchange of such shares for, Common Stock or any other stock of the

         Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution and winding up.


         Section 9. Conversion Option.

                  (A) The holder of any share of Convertible Preferred Stock shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including but not after the close of business on the business day immediately prior to the date fixed for such redemption, provided that no default by the Corporation in the payment of the applicable redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing) to convert such share into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $25 by the Conversion Price then in effect. The Conversion Price shall initially be $12.00 per share and shall be subject to adjustment as set forth below.

                  (B) In order to exercise the conversion privilege, the holder of shares of Convertible Preferred Stock shall surrender the certificate(s) evidencing such share(s), accompanied by instruments of transfer satisfactory to the Corporation and sufficient to transfer the Convertible Preferred Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Corporation ("Conversion Agent") and shall be complete and sign the Notice of Election to Convert on the reverse side of the certificate(s). The holder shall also contemporaneously provide to the Corporation a written notice stating the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such share(s) of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver, at the offices of such Conversion Agent, to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share(s) in accordance with the provisions hereof and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 10 below. A new certificate or certificates will be issued representing the remaining shares of Convertible Preferred Stock in any case in which fewer than all of the shares of Convertible Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Convertible Preferred Stock shall have been so surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Convertible Preferred Stock are so surrendered fro conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the Corporation. No payment or adjustment shall be made on conversion for any dividends accrued on shares of Convertible Preferred Stock surrendered for conversion of for any dividends on the Common Stock delivered on conversion. Effective as of any such conversion, the Corporation shall be excused from paying any dividends on the shares of Convertible Preferred Stock converted, including any dividends past due at the time of conversion; provided that if a share of Convertible Preferred Stock is surrendered for conversion after the record date for a declared dividend payment, such dividend shall nevertheless be paid on such share in the normal course.

                           (C) If, in lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share or shares of Convertible Preferred Stock, the Corporation, pursuant to the terms of Section 10 hereof, shall deliver cash, the fair market value of a share of Common Stock shall be deemed to be equal to the Closing Sale Price (as defined above) of the Common Stock on the day of conversion or, if such day is not a trading day, on the trading day immediately prior to the day of conversion. If more than one certificate representing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

                  (D) Notwithstanding the other provisions of this Section 9, the Conversion Price shall be adjusted on December 15, 1988 to an amount equal to the lesser of (i) the Conversion Price otherwise then in effect and (ii) 120% of the average of the daily Closing Sales Prices (as defined above) of the Common Stock for the 60 consecutive trading days ending December 8, 1988 and provided further, that any such adjustment of the Conversion Price shall be made only with respect to shares of Convertible Preferred Stock which shall not have been surrendered for conversion prior to December 15, 1988. When the Conversion Price is adjusted as provided in this Section 9, the Corporation shall promptly file with any Conversion Agent, a certificate signed by the President, and by the Treasurer, or an Assistant Treasurer, and the Secretary or an Assistant Secretary, of the Corporation setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same. Any determination as to whether an adjustment is required, or as to the amount or nature thereof, shall be binding upon the holders of the Convertible Preferred Stock and the Corporation if made in good faith by the Board of Directors to the Corporation. Upon the filing of the certificate required by this Section 9(D), the Corporation shall promptly make a summary of the adjustment generally available to the holders of the Convertible Preferred Stock, by such means as is reasonable determined by the Board of Directors in its sole discretion. In the event that at any time prior to or on December 15, 1988 as a result of an adjustment made pursuant to subsection (a) below, the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to readjustment on December 15, 1988 in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained herein.

                  The Conversion Price shall be adjusted from time to time as follows:

         (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock or in shares of capital stock other than Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
         (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned immediately following such action had such shares been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become retroactively effective as of immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with any Conversion Agent) shall determine for accounting purposes the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

         (b) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock offered pursuant to such rights or warrants would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

         (c) In case the Corporation shall hereafter distribute to holders of its outstanding Common Stock generally evidences of indebtedness or assets (excluding any cash dividend or cash distributions, dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) above) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in subsection (b) above), then in each such case the Conversion Price of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such distribution.

         (d) For the purpose of any computation under subsections (b) and (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Sales Price (as defined above) of the Common Stock for the 30 consecutive trading days commencing 45 trading days before the day in question.

         (e) In any case which shall require that an adjustment be made immediately following a particular date, the Corporation may elect to defer (but only five business days following the filing by the Corporation with any Conversion Agent of its certificate referred to above) issuing to the holder of any share of Convertible Preferred Stock converted after such date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment.

         (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

         (g) In the event that at any time as a result of an adjustment made pursuant to subsection (a) above, the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to readjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained herein.

                  In the event that: (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant hereto; (ii) there shall be any capital reorganization, or reclassification or change of the Common Stock (other than a change in the par value of the Common Stock, or from par value to no par value, or as a result of a subdivision or combination of the outstanding Common Stock, but including any division of the Corporation's Common Stock into two or more classes or series), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any shareholders of the Corporation is required, or any sale or conveyance of all or substantially all of the assets of the Corporation; or (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be mailed to all holders of shares of the Convertible Preferred Stock at each such holder's last address as the same appears on the books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which such reorganization, reclassification, change, statutory exchange, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other securities, cash or other property deliverable upon such reorganization, reclassification, change, statutory exchange, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not, however, affect the legality or validity of any action described in clauses (i), (ii), (iii) of this paragraph.

                  The Corporation may, at any time and from time to time, by resolution of the Board of Directors, reduce the Conversion Price, provided that such reduction is for a minimum period of 20 days and is irrevocable during such period, and that the Company notifies (in the manner herein set forth) holders of Convertible Preferred Stock of such reduction at least 15 days prior to the date on which the reduced conversion price takes effect. The Corporation shall give notice of any such reduction to any Conversion Agent and, by mail, to each holder of shares of Convertible Preferred Stock at their last address as the same appears on the books of the Corporation.

                  (E) If a holder of a share of Convertible Preferred Stock converts such share, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, such holder shall pay any such tax that is due because the shares are issued in a name other than such converting holder's name, and neither the Corporation nor any Conversion Agent shall be required to issue or deliver certificates representing such shares of Common Stock unless or until the party or parties requesting the issuance thereof shall have paid to the Corporation or the Conversion Agent the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (F) The Corporation covenants that it will reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon conversion of shares of Convertible Preferred Stock as provided in this Section 9, the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. The Corporation covenants that all shares of Common Stock that shall be so issuable shall be, when issued, duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. For purposes of this Section 9 (F), the number of shares of Common Stock that shall be issuable upon conversion shall be computed as if at the time of computation all outstanding shares of Convertible Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of Convertible Preferred Stock as herein provided is authorized in all respects.

                  (G) In case of any (i) consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger in which the Corporation is the surviving entity), (ii) sale or conveyance of all or substantially all of the assets of the Corporation, (iii) reclassification or change of the Corporation's Common Stock issuable upon conversion of shares of Convertible Preferred Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any division of the Corporation's Common Stock into two or more classes or series), (iv) consolidation or merger of another entity into the Corporation in which the Corporation is the surviving entity and in which there is a reclassification or change of the Corporation's Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any division of the Corporation's Common Stock into two or more classes or series), or (v) statutory exchange of securities with another entity (including any exchange effected in connection with a merger of a third entity into the Corporation), in each case while any shares of Convertible Preferred Stock remain outstanding, there shall be no adjustments of the Conversion Price but holders of outstanding shares of Convertible Preferred Stock shall have the right thereafter to convert such shares of Convertible Preferred Stock pursuant to
         Section 9(A) solely into the kind and amount of shares of stock or other securities, cash or other property, or any combination thereof receivable upon such reclassification, change, statutory exchange, consolidation, merger, sale or conveyance, as if such shares of Convertible Preferred Stock had been converted into shares of Common Stock immediately prior to the effective date of such reclassification, change, statutory exchange, consolidation, merger, sale or conveyance (assuming that the holders of such shares of Convertible Preferred Stock, as holders of Common Stock prior to such transaction, would not have exercised any rights of election as holders of Common Stock as to the kind or amount of stock or other securities, cash or other property receivable upon such reclassification, change, statutory exchange, consolidation, merger, sale or conveyance; provided, that if the kind or amount of stock or other securities, cash or other property receivable upon such reclassification, change, statutory exchange, consolidation, merger, sale or conveyance is not the same for each non-electing share of Common Stock, then the kind and amount of stock or other securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares).

                  (H) An adjustment made pursuant to Section 9(G) shall become effective immediately after the effective date in respect of the transaction giving rise to such adjustment. If, as a result of an adjustment made pursuant to Section 9(G), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other Capital Stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine for accounting purposes the allocation of the Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (I) The Corporation may, in its sole discretion, make any appropriate upward adjustment in the number of shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock pursuant to this Section 9 as the Corporation considers to be advisable in order that any event treated for Federal income tax purposes as a distribution of stock or stock rights with respect to the Common Stock will not be taxable to the holders of Common Stock.

                  (J) In the event that at any time as a result of an adjustment made pursuant to Section 9(G), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any securities of the Corporation other than shares of Common Stock, thereafter the conversion rights with respect to such other securities shall be subject to readjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                  In any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and the interests thereafter of the holders of shares of Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of shares of Convertible Preferred Stock pursuant to this Section 9.

                  The above provisions shall similarly apply to successive consolidations, mergers, reclassifications, changes, statutory exchanges, sales or conveyances.

                  (K) No Conversion Agent shall at any time be under any duty or responsibility to any holder of Convertible Preferred Stock to verify the Conversion Price or the method employed in determining the same. No Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock or of any stock or other securities, cash or other property which may at any time be issued and delivered upon the conversion of any share of Convertible Preferred Stock, or make any representation with respect thereto. No Conversion Agent shall be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver any Common Stock or stock certificates or other securities or property upon the surrender of any share of Convertible Preferred Stock for the purpose of conversion or to comply with any of the covenants of the Corporation contained in this Section 9.

                  Section 10. Fractional Shares. In the event the holder of Convertible Preferred Stock shall be entitled to receive a fractional interest in a share of Convertible Preferred Stock or a fractional interest in a share of Common Stock, except as otherwise provided herein, the Corporation shall either, in the sole discretion of the Board of Directors, (i) round such fractional interest up to the next whole share of Convertible Preferred Stock or Common Stock, as the case may be, (ii) issue a fractional share of such stock, (iii) deliver cash in the amount of the fair market value of such fractional interest as herein provided, or (iv) issue scrip representing a fractional share of such stock entitling the holder to receive a full share of such stock upon the surrender of such scrip aggregating a full share of such stock.

                  Section 11. Elimination of Preemptive Rights. No holder of shares of Convertible Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issues of securities of any class of the Corporation, whether now or hereafter authorized.

                  Section 12. Cash Dividend Election.

                  (A) Notwithstanding an election by the Corporation to pay a dividend in whole or in part in Common Stock, holders of Convertible Preferred Stock may elect to receive the dividend in cash in the following manner. If the Corporation declares a dividend payable in whole or in part in Common Stock, it shall provide written notice thereof to the holders of record entitled to the dividend. Such notice shall be accompanied by a form which must be completed, executed and returned to the Corporation by any holder of record electing to receive the dividend in cash. If and to the extent that it has funds legally available therefor, the Corporation shall pay the dividend in cash to any holder of record whose election form is received by the Corporation by the close of business on the 15th business day after the date of the Corporation's notice. If and to the extent that the Corporation does not have funds legally available for the payment of the cash dividends, the dividend shall be payable in Common Stock even to those holders of record who elect to receive cash.

                  (B) In addition to the foregoing provisions hereof, if any semi-annual dividend payable on the Convertible Preferred Stock is in arrears, thereafter and until (i) all accumulated and unpaid dividends, whether or not declared, on shares of Convertible Preferred Stock outstanding shall have been paid in full or (ii) all shares of Convertible Preferred Stock with respect to which dividends are in arrears shall have been converted into Common Stock pursuant to Penalty Conversion Rights or otherwise, the Corporation shall not declare or pay dividends on shares of Convertible Preferred Stock with respect to which no dividends are in arrears until no dividends are in arrears on any shares of Convertible Preferred Stock.

Sixth. Shareholder's cumulative voting rights for the election of directors are eliminated and denied.

Seventh. (a) The Directors, other than those who may be elected by the holders of any class or series of stock entitled to elect directors separately, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     (b) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fifth hereof relating to the rights of the holders of any class or series of stock entitled to elect Directors separately, newly created directorships resulting from any increase in the number of Directors and separately, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the Directors in the manner provided in the By-laws of the Corporation, to hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     (c) Except for the rights of any class or series of stock entitled to elect Directors separately, any Director may be removed from office, without assigning any cause, but only by the affirmative vote of the holders of 80 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

     (d) Notwithstanding anything contained in the Articles of Incorporation or By-laws to the contrary, and subject to the rights of any class or series of stock entitled to elect Directors separately, the affirmative vote of the holders of at least 80 percent or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article Seventh or to adopt any provision inconsistent herewith."

Eighth. (a) The holders of all the shares outstanding and entitled to vote may, by a majority vote, in the manner set forth in the By-laws, alter, amend or repeal the By-laws of the Corporation, provided, however, that the affirmative vote of the holders of 80 percent or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Sections 3.1, 3.4, 3.11 or 8.1 of the By-laws of the Corporation, or to adopt any provision inconsistent therewith.

     (b) The Board of Directors, by a majority vote of the members thereof, may make, alter, amend or repeal any provisions of the By-laws, in the manner set forth in the By-laws. The shareholders shall have the right to change such action by a majority vote of the shareholders entitled to vote thereon at any Annual Meeting duly convened after notice to the shareholders of such purpose, provided, however, that the vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to change such action with respect to Sections 3.1, 3.4, 3.11 or 8.1.

     (c) Notwithstanding anything contained in the Articles of Incorporation to the contrary, and subject to the rights of any class or series of stock entitled to elect Directors separately, the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article Eighth or to adopt any provision inconsistent herewith.

Ninth. The vote of shareholders of the Corporation required to approve any Business Combination shall be as set forth in this Article Ninth. The term "Business Combination" shall have the meaning ascribed to it in (a)(B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it in (c) of this Article.

     (a)(A) In addition to any affirmative vote required by law or the Articles of Incorporation or any resolution adopted pursuant to Article Fifth of the Articles of Incorporation, and except as otherwise expressly provided in (b) of this Article Ninth, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), in each case voting together as a single class (it being understood that for purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fifth of the Article of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the Articles of Incorporation or any resolution or resolutions adopted pursuant to Article Fifth of the Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

        (B) The term "Business Combination" as used in this Article Ninth shall mean:

                  (1) any merger of consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder; or

                  (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of all or a Substantial Part of the assets of the Corporation or any Subsidiary; or

                  (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof), other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such interested Shareholder (or such Affiliate) from the Corporation or a Subsidiary; or

                  (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested Shareholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

     (b) The provisions of (a) of this Article Ninth shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs A and B are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Articles of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article Fifth of the Articles of Incorporation.

         (A) Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

         (B) Each of the six conditions specified in the following clauses (1) through (6) shall have been met:

                      (1) the aggregate amount of the cash and the Fair Market
                  Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                               (i) (if applicable) the highest per share price
                           (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                               (ii) the Fair Market Value per share of Common
                           Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination Date), whichever is higher; and

                      (2) the aggregate amount of the cash and the Fair Market
                  Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):

                               (i) (if applicable) the highest per share price
                           (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an interested Shareholder, whichever is higher;

                               (ii) (if applicable) the highest preferential
                           amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                               (iii) the Fair Market Value per share of such
                           class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

                      (3) the consideration to be received by holders of a
                  particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

                      (4) after such Interested Shareholder has become an
                  Interested Shareholder and prior to the consummation of such Business Combination:

                               (i) except as approved by a majority of the
                           Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having preference over the Common Stock as to dividends or upon liquidation;

                               (ii) there shall have been (x) no reduction in
                           the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                               (iii) such Interested Shareholder shall not have
                           become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

                      (5) after such Interested Shareholder has become an
                  Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                      (6) a proxy or information statement describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (c) For the purposes of this Article Ninth:

                  (A) A "person" shall mean any individual, firm, corporation or other entity.

                  (B) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                           (1) is the beneficial owner, directly or indirectly,
                  of more than 20 percent of the combined voting power of the then outstanding shares of Voting Stock; or

                           (2) is an Affiliate of the Corporation and at any
                  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

                           (3) is an assignee or has otherwise succeeded to the
                  beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (C) A person shall be a "beneficial owner" of any Voting
                  Stock:

                           (1) which such person or any of its Affiliates or
                  Associates beneficially owns, directly or indirectly; or

                           (2) which such person or any of its Affiliates or
                  Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                           (3) which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to (c)(B) of this Article Ninth, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of (c)(C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 25, 1984.

                  (F) "Subsidiary" means any corporation of which more than 50 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in
         (c)(B) of this Article Ninth, the term "Subsidiary" shall mean only a corporation of which a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

                  (G) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  (H) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question as quoted by the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  (I) In the event of any Business Combination in which the Corporation survives, the phase "other consideration to be received" as used in (b)(B)(1) and (2) of this Article Ninth shall include the shares of the Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (J) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

                  (K) "Determination Date" means the date on which the Interested Shareholder became an Interested Shareholder.

                  (L) "Substantial Part" means more than 50 percent of the book value of the total assets of the entity in question, as of the end of its most recent fiscal year ending period to the Consummation Date.

     (d) A majority of the Disinterested Directors of the Corporation shall have the right and power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Ninth, including, without limitation (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person and (D) whether the requirements of (b) of this Article Ninth have been met with respect to any Business Combination. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article Ninth.

     (e) Nothing contained in this Article Ninth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     (f) Notwithstanding anything contained in the Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Ninth or to adopt any provision inconsistent herewith.